                                                                    EXHIBIT 10.7

                                                                  EXECUTION COPY

                                  $100,000,000

                                CREDIT AGREEMENT

                            Dated as of June 27, 2003

                                      Among

                            MAGUIRE PROPERTIES, L.P.,

                                  as Borrower,

                           MAGUIRE PROPERTIES, INC.,

                              as Parent Guarantor,

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN,

                                 as Guarantors,

                        THE INITIAL LENDERS NAMED HEREIN,

                               as Initial Lenders,

                               WACHOVIA BANK, NA,

                            as Initial Issuing Bank,

                          CITICORP NORTH AMERICA, INC.,

                as Administrative Agent and as Collateral Agent,

                           WACHOVIA SECURITIES, INC.,

                              as Syndication Agent,

              BANK ONE, NA, COMMERZBANK AG and FLEET NATIONAL BANK,

                           as Co-Documentation Agents,

                                BANK OF THE WEST,

                            as Senior Managing Agent.

                                       and

          CITIGROUP GLOBAL MARKETS INC. and WACHOVIA SECURITIES, INC.,

            as Joint Lead Arrangers and Joint Book Running Managers

                                TABLE OF CONTENTS

SECTION                                                                              PAGE
                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms................................................    1
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions...........   23
SECTION 1.03. Accounting Terms.....................................................   23

                                   ARTICLE II
           AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

SECTION 2.01. The Advances and the Letters of Credit...............................   24
SECTION 2.02. Making the Advances..................................................   25
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit...   26
SECTION 2.04. Repayment of Advances................................................   27
SECTION 2.05. Termination or Reduction of the Commitments..........................   28
SECTION 2.06. Prepayments..........................................................   28
SECTION 2.07. Interest.............................................................   29
SECTION 2.08. Fees.................................................................   30
SECTION 2.09. Conversion of Advances...............................................   31
SECTION 2.10. Increased Costs, Etc.................................................   32
SECTION 2.11. Payments and Computations............................................   33
SECTION 2.12. Taxes................................................................   35
SECTION 2.13. Sharing of Payments, Etc.............................................   37
SECTION 2.14. Use of Proceeds......................................................   38
SECTION 2.15. Evidence of Debt.....................................................   38
SECTION 2.16. Extension of Termination Date........................................   38

                                   ARTICLE III
            CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit..................   39
SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance..................   44
SECTION 3.03. Determinations Under Section 3.01....................................   45

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Loan Parties...................   45

                                    ARTICLE V
                          COVENANTS OF THE LOAN PARTIES

SECTION 5.01. Affirmative Covenants................................................   49
SECTION 5.02. Negative Covenants...................................................   54
SECTION 5.03. Reporting Requirements...............................................   60
SECTION 5.04. Financial Covenants..................................................   62

                                   ARTICLE VI
                                EVENTS OF DEFAULT

SECTION 6.01. Events of Default ...................................................   63
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default ............   65

                                   ARTICLE VII
                                    GUARANTY

SECTION 7.01. Guaranty; Limitation of Liability....................................   65
SECTION 7.02. Guaranty Absolute....................................................   66
SECTION 7.03. Waivers and Acknowledgments..........................................   67
SECTION 7.04. Subrogation..........................................................   68
SECTION 7.05. Guaranty Supplements.................................................   69
SECTION 7.06. Indemnification by Guarantors .......................................   69
SECTION 7.07. Subordination........................................................   69
SECTION 7.08. Continuing Guaranty..................................................   70

                                  ARTICLE VIII
                                   THE AGENTS

SECTION 8.01. Authorization and Action.............................................   70
SECTION 8.02. Agents' Reliance, Etc................................................   71
SECTION 8.03. CNAI and Affiliates..................................................   71
SECTION 8.04. Lender Party Credit Decision.........................................   71
SECTION 8.05. Indemnification by Lender Parties....................................   71
SECTION 8.06. Successor Agents.....................................................   72

                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01. Amendments, Etc......................................................   73
SECTION 9.02. Notices, Etc.........................................................   74
SECTION 9.03. No Waiver; Remedies..................................................   75
SECTION 9.04. Costs and Expenses...................................................   75
SECTION 9.05. Right of Set-off.....................................................   76
SECTION 9.06. Binding Effect.......................................................   77
SECTION 9.07. Assignments and Participations.......................................   77
SECTION 9.08. Execution in Counterparts............................................   79
SECTION 9.09. No Liability of the Issuing Banks....................................   80
SECTION 9.10. Confidentiality......................................................   80
SECTION 9.11. Release of Collateral................................................   80
SECTION 9.12. Jurisdiction, Etc....................................................   81
SECTION 9.13. Governing Law........................................................   81
SECTION 9.14. Waiver of Jury Trial.................................................    1

SCHEDULES
Schedule I         -    Commitments and Applicable Lending Offices
Schedule II        -    Eligible Real Estate Assets
Schedule 4.01(b)   -    Subsidiaries
Schedule 4.01(d)   -    Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.0l(f)   -    Disclosed Litigation
Schedule 4.01(n)   -    Existing Debt
Schedule 4.01(o)   -    Surviving Debt
Schedule 4.01(p)   -    Existing Liens
Schedule 4.01(q)   -    Owned Real Property
Schedule 4.01(r)   -    Leased Real Property
Schedule 4.01(s)   -    Environmental Concerns
Schedule 4.0l(w)   -    Existing Loans to Directors and Executive Officers
Schedule 4.0l(x)   -    Excluded Subsidiaries and Excluded Subsidiary Agreements

EXHIBITS
Exhibit A          -    Form of Note
Exhibit B          -    Form of Notice of Borrowing
Exhibit C          -    Form of Guaranty Supplement
Exhibit D          -    Form of Assignment and Acceptance
Exhibit E-l        -    Form of Opinion of Counsel to the Loan Parties
Exhibit E-2        -    Form of Opinion of Maryland Counsel to the Loan Parties
Exhibit F-l        -    Form of Security Agreement (Maguire Partners-Plaza Las Fuentes, LLC
                        and Maguire/Cerritos I, LLC)
Exhibit F-2        -    Form of Security Agreement (Maguire Properties Services, Inc.)
Exhibit G          -    Form of Mortgage
Exhibit H          -    Form of Borrowing Base Certificate
Exhibit I          -    Form of Letter of Credit

                                CREDIT AGREEMENT

                  CREDIT AGREEMENT dated as of June 27,2003 among MAGUIRE PROPERTIES, L.P., a Maryland limited partnership (the "BORROWER"), MAGUIRE PROPERTIES, INC., a Maryland corporation (the "GENERAL PARTNER" or the "PARENT GUARANTOR"), the entities listed on the signature pages hereof as the guarantors (together with any Additional Guarantors (as hereinafter defined) acceding hereto pursuant to Section 7.05, the "SUBSIDIARY GUARANTORS" and, together with the Parent Guarantor, the "GUARANTORS") the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the initial lenders (the "INITIAL LENDERS"), WACHOVIA BANK, NA, as the initial issuer of Letters of Credit (as hereinafter defined) (the "INITIAL ISSUING BANK"), CITICORP NORTH AMERICA, INC. ("CNAI"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined), CNAI, as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "COLLATERAL AGENT", and together with the Administrative Agent, the "AGENTS") for the Lender Parties, WACHOVIA SECURITIES, INC. ("WSI), as syndication agent, BANK ONE, NA, COMMERZBANK AG AND FLEET NATIONAL BANK, as co-documentation agents, BANK OF THE WEST, as senior managing agent, and CITIGROUP GLOBAL MARKETS INC. ("CITIGROUP") and WSI, as joint lead arrangers and joint book running managers (the "ARRANGERS").

                                    ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADDITIONAL GUARANTOR" has the meaning specified in Section 7.05.

                  "ADJUSTED EBITDA" means, for the fiscal quarter of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, (a) EBITDA less (b) an amount equal to 25% of the Capital Expenditure Reserve for all Real Property; provided, however, that for purposes of this definition, in the case of any acquisition or disposition of any direct or indirect interest in any Real Property (including through the acquisition of Equity Interests) by the Parent Guarantor or any of its Subsidiaries during any fiscal quarter, Adjusted EBITDA will include with respect to such Real Property an adjustment to include, in the case of an acquisition, and to exclude, in the case of a disposition, an amount equal to the product of (y) the actual Adjusted EBITDA generated by the Real Property so acquired or disposed of during such fiscal quarter, multiplied by (z) a fraction the numerator of which is the total number of days in such fiscal quarter and the denominator of which is the actual number of days in such fiscal quarter that such Real Property was owned by the Parent Guarantor or such Subsidiary.

                  "ADJUSTED NET OPERATING INCOME" means, for any Eligible Real Estate Asset, the Net Operating Income attributable to such Eligible Real Estate Asset less the sum of (a) the amount, if any, by which (i) 3% of all rental and other income from the operation of such Eligible Real Estate Asset for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, exceeds (ii) all management fees payable in respect of such Eligible Real Estate Asset during such fiscal period and (b) the total Capital Expenditure Reserve for such Eligible Real Estate Asset.

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A., at its office at 2 Penns Way, Suite 200, New Castle, Delaware 19720, ABA No. 021000089, Account No. 36852248, Ref: Maguire Properties, Attention: David Graber, or such other account as the Administrative Agent shall specify in writing to the Lender Parties.

                  "ADVANCE" means a Revolving Credit Advance or a Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "AGENTS" has the meaning specified in the recital of parties to this Agreement.

                  "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "ANNUALIZED EBITDA" means, for any period, the product of (a) Adjusted EBITDA for such period multiplied by (b) four; provided, however, that for purposes of determining Asset Values for the calculation of the Leverage Ratio, "ANNUALIZED EBITDA" means (i) for the fiscal quarter of the Parent Guarantor ending June 30,2003, the product of (A) Adjusted EBITDA for such fiscal quarter multiplied by
         (B) four, (ii) for the fiscal quarter of the Parent Guarantor ending September 30, 2003, the product of (A) the sum of (1) Adjusted EBITDA for the fiscal quarter of the Parent Guarantor ending June 30,2003 and
         (2) Adjusted EBITDA for the fiscal quarter of the Parent Guarantor ending September 30, 2003, multiplied by (B) two, (iii) for the fiscal quarter of the Parent Guarantor ending December 31,2003, the product of (A) the sum of (1) Adjusted EBITDA for the fiscal quarter of the Parent Guarantor ending June 30,2003, (2) Adjusted EBITDA for the fiscal quarter of the Parent Guarantor ending September 30,2003 and (3) Adjusted EBITDA for the fiscal quarter of the Parent Guarantor ending December 31,2003, multiplied by (B) 1.333, and (iv) for each fiscal quarter of the Parent Guarantor ending on or after March 31,2004, the sum of Adjusted EBITDA for each of the four consecutive fiscal quarters of the Parent Guarantor then ended.

                  "APPLICABLE CAPITALIZATION RATE" means, with respect to any Eligible Real Estate Asset, a percentage determined with reference to the type of Real Property comprising such Eligible Real Estate Asset as set forth below:

----------------------------------------------------------
                                            APPLICABLE
             ASSET TYPE                CAPITALIZATION RATE
----------------------------------------------------------
Class A CBD Office Real Property              8.50%
----------------------------------------------------------
Non-Class A CBD Office Real Property          9.50%
----------------------------------------------------------
Non-CBD Office Real Property                  9.50%
----------------------------------------------------------
Non-Office Real Property                     10.50%
----------------------------------------------------------

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "APPLICABLE MARGIN" means, at any date of determination, a percentage per annum determined by reference to the Borrower's Debt Rating as set forth below:

-------------------------------------------------------------------------------------
                                                  APPLICABLE        APPLICABLE MARGIN
PRICING               DEBT RATINGS              MARGIN FOR BASE    FOR EURODOLLAR RATE
LEVEL                (S&P/MOODY'S)               RATE ADVANCES          ADVANCES
-------------------------------------------------------------------------------------
I           > or = BBB-/Baa3 but < BBB/Baa2         0.10%                1.10%
-------------------------------------------------------------------------------------
II          > or = BBB/Baa2                            0%                0.90%
-------------------------------------------------------------------------------------

         ; provided, however, that if on any date of determination the Borrower shall not maintain a Debt Rating established by S&P and Moody's of at least BBB- or Baa3, the Applicable Margin at such date shall mean a percentage per annum determined by reference to the Borrower's Leverage Ratio as set forth below:

----------------------------------------------------------------------------------
                                             APPLICABLE          APPLICABLE MARGIN
PRICING                                    MARGIN FOR BASE      FOR EURODOLLAR RATE
LEVEL         LEVERAGE RATIO                RATE ADVANCES            ADVANCES
----------------------------------------------------------------------------------
III        > 55%                                 1.00%                 2.00%
----------------------------------------------------------------------------------
IV         > 45% BUT < or = 55%                  0.75%                 1.75%
----------------------------------------------------------------------------------
V          > 35% BUT < or = 45%                  0.50%                 1.50%
----------------------------------------------------------------------------------

----------------------------------------------------------------------------------
VI         < or = 35%                             0.375%                 1.375%
----------------------------------------------------------------------------------

         The Applicable Margin for each Base Rate Advance shall be determined by reference to the Borrower's Debt Rating or the Borrower's Leverage Ratio, as applicable, in effect from time to time and the Applicable Margin for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing shall be determined by reference to the Borrower's Debt Rating or the Borrower's Leverage Ratio, as applicable, in effect on the first day of such Interest Period; provided, however, that (a)(i) no change in the Applicable Margin resulting from the Borrower's Leverage Ratio shall be effective until three Business Days after the date on which the Administrative Agent receives (y) the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and (z) a certificate of the Chief Financial Officer of the Borrower demonstrating the Borrower's Leverage Ratio, and (b) the Applicable Margin shall be at Pricing Level in for so long as the Borrower has not submitted to the Administrative Agent as and when required under Section 5.03(b) or (c), as applicable, the information described in clause (a)(i) of this proviso.

                  "APPLICABLE PERCENTAGE" means (a) for any period in which the average daily Facility Exposure for such period exceeds 50% of the aggregate Revolving Credit Commitments, 0.15% per annum and (b) in all other cases, 0.25% per annum.

                  "APPRAISAL" means an appraisal complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, prepared for the account of the Collateral Agent (for the benefit of the Lenders) by Cushman & Wakefield, Inc. or another MAI appraiser selected by the Collateral Agent in consultation with the Borrower, and otherwise in scope, form and substance satisfactory to the Collateral Agent.

                  "APPRAISED VALUE" means, for any Eligible Real Estate Asset, the market value of such Eligible Real Estate Asset, determined by the Administrative Agent based on an Appraisal of such Eligible Real Estate Asset, after discretionary adjustments of the value shown in such Appraisal following a review by the Administrative Agent's appraisal review department.

                  "ARRANGERS" has the meaning specified in the recital of parties to this Agreement.

                  "ASSET VALUE" means, at any date of determination, (a) in the case of any Real Property (other than any Development Property), (i) the Annualized EBITDA for such Real Property less the amount, if any, by which (x) 3% of all rental and other income from the operation of any Real Property for the period for which Annualized EBITDA has been calculated exceeds (y) all management fees payable in respect of such Real Property during such period, divided by (ii) the Applicable Capitalization Rate, provided that for Gas Company Tower, KPMG Tower, US Bank Tower and Wells Fargo Tower, Annualized EBITDA shall include an upward adjustment (in an amount determined in the reasonable discretion of the Administrative Agent) for non-cancellable Tenancy Leases executed and in place on the Closing Date with rent thereunder commencing on or before July 1, 2003, to the extent not otherwise included in the calculation of Annualized EBITDA, less, in the case of US Bank Tower, a downward adjustment (in an amount determined in the reasonable discretion of the Administrative Agent) for the cancelled Tenancy Lease with Arthur Andersen LLP, to the extent not otherwise excluded in the calculation of Annualized EBITDA, provided further that in the case of any Real Property (other than any Development Property) in which the Parent Guarantor or any of its Subsidiaries has acquired any direct or indirect interest (including through the acquisition of Equity Interests) during any fiscal quarter, "ASSET VALUE" shall be the lesser of (1) the Annualized EBITDA for such Real Property divided by the Applicable Capitalization Rate and (2) the purchase price of such Real Property, and (b) in the case of any Development Property, the book value of such Development Property as determined pursuant to GAAP.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit D hereto,

                  "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "BANKRUPTCY LAW" means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate and (b) 1/2 of 1% per annum above the Federal Funds Rate.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

                  "BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWER'S ACCOUNT" means the account of the Borrower maintained by the Borrower with Bank of the West, at its office at 1450 Treat Boulevard, Walnut Creek, California 94596, ABA No. 121100782, Account No. 729-003749, for credit to A/C No. [_________________], Ref:
         Maguire Properties, LP, or such other account as the Borrower shall specify in writing to the Administrative Agent.

                  "BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Lenders.

                  "BORROWING BASE ASSET VALUE" means, at any date of determination, for any Eligible Real Estate Asset, the lesser of (a) the Appraised Value of such Eligible Real Estate Asset, and (b) the Adjusted Net Operating Income of such Eligible Real Estate Asset divided by the Applicable Capitalization Rate.

                  "BORROWING BASE CERTIFICATE" means a certificate in substantially the form of Exhibit H hereto, duly certified by the Chief Financial Officer of the Parent Guarantor.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

                  "CAPITAL EXPENDITURE RESERVE" means, on any date of determination, (a) in the case of Non-Hotel Real Property, the greater of (i) the product of (A) U.S.$0.25 times (B) the total number of rentable square feet of such Non-Hotel Real Property and (ii) capital expenditures actually made for the purpose of maintenance of such Non-Hotel Real Property and not reimbursable by the lessee of such Non-Hotel Real Property for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and (b) in the case of Hotel Real Property, 4.0% of all rental and other income from the operation of such Hotel Real Property for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered pursuant to Section 5.03(b) or (c), as the case may be.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CASH EQUIVALENTS" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-l" (or the then equivalent grade) by S&P.

                  "CBD OFFICE REAL PROPERTY" means Real Property (exclusive of any Development Property) located in a metropolitan district with a high concentration of office buildings and other structures from which commercial businesses operate and that is an office building or a structure from which commercial businesses operate.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the General Partner (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the General Partner; or (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the General Partner shall cease for any reason to constitute a majority of the board of directors of the General Partner; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the General Partner; or (d) the General Partner ceases to be the general partner of the Borrower; or (e) the General Partner ceases to be the legal and beneficial owner of all of the general partnership interests in the Borrower and of Voting Interests of the Borrower representing at least 35% of the combined voting power of all Voting Interests of the Borrower.

                  "CITIGROUP" has the meaning specified in the recital of parties to this Agreement.

                  "CLOSING DATE" means June 27,2003 or such other date as may be agreed upon by the Borrower and the Administrative Agent.

                  "CNAI" has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties and will include, without limitation, all Eligible Real Estate Assets.

                  "COLLATERAL ACCOUNT" has the meaning specified in the Security Agreements.

                  "COLLATERAL AGENT has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL DOCUMENTS" means the Security Agreements, the Mortgages, and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COMMITMENT" means a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "COMMUNICATIONS" has the meaning specified in Section 9.02(b).

                  "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties.

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10.

                  "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

                  "CURRENT LIABILITIES" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of its creation (excluding any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date) and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                  "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and not overdue by more than 60 days, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person or any warrants, rights or options to acquire such capital stock, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses
         (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                  "DEBT FOR BORROWED MONEY" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person, provided, that in the case of the Parent Guarantor and its Subsidiaries "Debt for Borrowed Money" shall also include, without duplication, the JV Pro Rata Share of Debt for Borrowed Money for each Joint Venture.

                  "DEBT RATING" means, as of any date, the lowest rating that has been most recently assigned by S&P and Moody's, as the case may be, to the long-term senior unsecured non-credit enhanced indebtedness of the Borrower or, if applicable, to the "implied rating" of the Borrower's long-term senior unsecured credit enhanced debt. For purposes of the foregoing, (a) if the ratings established by S&P and Moody's shall fall within different levels, the Applicable Margin shall be based upon (i) the lower rating, in the event such ratings are no more than one level apart or (ii) the average of the two ratings, in the event such ratings are more than one level apart; (b) if any rating established by S&P or Moody's shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (c) if S&P or Moody's shall change the basis on which ratings are established, each reference to the Borrower's Debt Rating announced by S&P or Moody's, as the case may be, shall refer to the then equivalent rating by S&P or Moody's, as the case may be.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULT TERMINATION NOTICE" has the meaning specified in
         Section 2.0 l(b).

                  "DEVELOPMENT PROPERTIES" means all Real Property that, in accordance with GAAP, would be classified as development properties on a Consolidated balance sheet of the Parent Guarantor and its Subsidiaries.

                  "DISCLOSED LITIGATION" has the meaning specified in Section 3.01(f).

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "EBITDA" means, for any period, (a) the sum, determined on a Consolidated basis, of (i) net income (or net loss), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense and (v) amortization expense, in each case of the Parent Guarantor and its Subsidiaries, determined in accordance with GAAP for such period, plus
         (b) with respect to each Joint Venture, the JV Pro Rata Share of the sum, determined on a Consolidated basis, of (i) net income (or net loss), (ii) interest expense, (iii) income tax expense, (iv) depreciation expense and (v) amortization expense of such Joint Venture, determined in accordance with GAAP for such period.

                  "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall be satisfied.

                  "ELIGIBLE ASSIGNEE" means (a) with respect to the Revolving Credit Facility, (i) a Lender; (ii) an Affiliate or Fund Affiliate of a Lender; and (iii) any other Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Borrower, such approval not to be unreasonably withheld or delayed, and (b) with respect to the Letter of Credit Facility, a Person that is approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed) and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "ELIGIBLE REAL ESTATE ASSETS" means only such Real Property
         (a) for which the applicable conditions (as determined by the Collateral Agent in its reasonable discretion) in Section 3.01 or

         5.01(j) have been satisfied and as all of the Lenders, in their reasonable discretion, shall from time to time elect to consider Eligible Real Estate Assets for purposes of this Agreement and (b) that is listed on Schedule II hereto.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

                  "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043 (c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 404l(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in
         Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
         (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. Dollars at 1:00 P.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period or, if for any reason such rate is not available, the average (rounded upward, if necessary, to the nearest 1/100 of 1% , if such average is not such a multiple) of the rate per annum at which deposits in U.S. Dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 1:00 P.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if such Reference Bank shall not have such a Eurodollar Rate Advance, U.S.$1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the Recapitalization.

                  "EXCLUDED SUBSIDIARY" at any time means any direct or indirect Subsidiary of the Borrower that is unable to guaranty the Obligations of the Loan Parties under the Loan Documents at such time because it is party to one or more Excluded Subsidiary Agreements that prohibit such Excluded Subsidiary from entering into the Guaranty set forth in
         Article VII or a Guaranty Supplement.

                  "EXCLUDED SUBSIDIARY AGREEMENT" for each Excluded Subsidiary means any agreement set forth opposite the name of such Excluded Subsidiary on Schedule 4.01(x) hereto and any agreement pursuant to which such Excluded Subsidiary incurs Refinancing Debt with regard to the Debt, if any, incurred pursuant to such Excluded Subsidiary Agreement.

                  "EXTENSION DATE" has the meaning specified in Section 2.16.

                  "FACILITY" means the Revolving Credit Facility or the Letter of Credit Facility.

                  "FACILITY EXPOSURE" means, at any date of determination, the sum of the aggregate principal amount of all outstanding Advances and the Available Amount under all outstanding Letters of Credit.

                  "FACILITY FEE" has the meaning specified in Section 2.08(a).

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means the fee letter dated as of May 19, 2003 among the Borrower, CNAI and Citigroup.

                  "FISCAL YEAR" means a fiscal year of the Parent Guarantor and its Consolidated Subsidiaries ending on December 31 in any calendar year.

                  "FIXED CHARGE COVERAGE RATIO" means, at any date of determination, the ratio of (a) Adjusted EBITDA, divided by (b) the sum of (i) interest payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money plus (ii) principal amounts of all Debt for Borrowed Money payable plus (iii) all dividends payable on any Preferred Interests, in each case, of or by the Parent Guarantor and its Subsidiaries for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                  "FUND AFFILIATE" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "FUNDS FROM OPERATIONS" means net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property plus depreciation and amortization, and after adjustments for unconsolidated Joint Ventures. Adjustments for unconsolidated Joint Ventures will be calculated to reflect funds from operations on the same basis.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GAS COMPANY TOWER" means that Real Property located at 555 West Fifth Street, Los Angeles, California 90013.

                  "GENERAL PARTNER" has the meaning specified in the recital of parties to this Agreement.

                  "GUARANTEED OBLIGATIONS" has the meaning specified in Section 7.01.

                  "GUARANTORS" means the Parent Guarantor and the Subsidiary Guarantors.

                  "GUARANTY" means the Guaranty by the Guarantors pursuant to
         Article VII, together with any and all Guaranty Supplements required to be delivered pursuant to Section 5.01(j).

                  "GUARANTY SUPPLEMENT" means a supplement entered into by an Additional Guarantor in substantially the form of Exhibit C hereto.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

                  "HOTEL REAL PROPERTY" means Real Property that operates or is intended to be operated as a hotel, motel or other lodging for transient use of rooms or is a structure from which a hotel, motel or other lodging for transient use of rooms is operated or intended to be operated.

                  "IMPLIED DEBT SERVICE COVERAGE RATIO" means, at any date of determination, the ratio of (a) the aggregate Adjusted Net Operating Income for all Eligible Real Estate Assets for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to (b) the greater of (i) the actual interest expense for such fiscal period and
         (ii) the interest (including capitalized interest) and principal amortization payments that would be required to be paid for such fiscal period on an assumed Debt in a aggregate principal amount equal to the sum of all outstanding Advances plus the Available Amount of all Letters of Credit that fully amortizes on a level payment 25-year amortization schedule and assuming an interest rate equal to the yield to maturity of the then current ten-year U.S. Treasury obligations plus 1.75%.

                  "INDEMNIFIED COSTS" has the meaning specified in Section 8.05(a).

                  "INDEMNIFIED PARTY" has the meaning specified in Section 7.06(a).

                  "INFORMATION MEMORANDUM" means the information memorandum dated May 2003 used by the Arrangers in connection with the syndication of the Commitments.

                  "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "INITIAL ISSUING BANK" has the meaning specified in the recital of parties to this Agreement.

                  "INITIAL LENDERS" has the meaning specified in the recital of parties to this Agreement.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTEREST COVERAGE RATIO" means, at any date of determination, the ratio of (a) Adjusted EBITDA to (b) interest (including capitalized interest) payable on, and amortization of debt discount in respect of, all Debt for Borrowed Money, in each case, of or by the Borrower and its Subsidiaries and Joint Ventures for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                  "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after the Termination Date;

                           (b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                           (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "DEBT" in respect of such Person.

                  "IPO" means the initial public offering of common stock in the General Partner and its registration as a public company with the Securities and Exchange Commission.

                  "ISSUING BANK" means the Initial Issuing Bank and any other Lender approved as an Issuing Bank by the Administrative Agent and the Borrower and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as each such Lender or each such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register) for so long as such Initial Issuing Bank, Lender or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "JOINT VENTURE" means any joint venture (a) in which the Parent Guarantor or any of its Subsidiaries holds any Equity Interest,
         (b) that is not a Subsidiary of the Parent Guarantor or any of its Subsidiaries and (c) the accounts of which would not appear on the Consolidated financial statements of the Parent Guarantor.

                  "JV PRO RATA SHARE" means, with respect to any Joint Venture at any time, the fraction, expressed as a percentage, obtained by dividing (a) the total value of all Equity Interests in such Joint Venture held by the Parent Guarantor and any of its Subsidiaries by (b) the total value of all outstanding Equity Interests in such Joint Venture at such time.

                  "KPMG TOWER" means that Real Property located at 355 South Grand Avenue, Los Angeles, California 90071.

                  "L/C CASH COLLATERAL ACCOUNT" means the account of the Borrower maintained with the Administrative Agent, in the name of the Administrative Agent and under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(b)(ii)(A).

                  "LENDER PARTY" means any Lender or any Issuing Bank.

                  "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                  "LETTER OF CREDIT ADVANCE" means an advance made by any Issuing Bank or any Lender pursuant to Section 2.03(c).

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.03(a).

                  "LETTER OF CREDIT COMMITMENT" means, with respect to any Issuing Bank at any time, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if such Issuing Bank has entered into one or more Assignment and Acceptances, set forth for such Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the aggregate amount of the Issuing Banks' Letter of Credit Commitments at such time, and (b) $25,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTERS OF CREDIT" has the meaning specified in Section 2.01(b).

                  "LEVERAGE RATIO" means, at any date of determination, the ratio, expressed as a percentage, of (a) the sum of Consolidated Debt of the Parent Guarantor and its Subsidiaries plus the applicable JV Pro Rata Share of the Consolidated Debt of each Joint Venture to (b) Total Asset Value, in each case as at the end of the most recently ended fiscal quarter of the Parent Guarantor for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LOAN DOCUMENTS" means (a) this Agreement, (b) the Notes, (c) the Fee Letter, (d) each Letter of Credit Agreement, (e) each Guaranty Supplement, (f) the Collateral Documents and (g) each Secured Hedge Agreement, in each case as amended.

                  "LOAN PARTIES" means the Borrower and the Guarantors.

                  "LOAN VALUE" means the sum of (a) with respect to each Eligible Real Estate Asset that is Non-Hotel Real Property, the amount determined by the Administrative Agent equal to 60% of the Borrowing Base Asset Value of such Eligible Real Estate Asset and (b) with respect to each Eligible Real Estate Asset that is Hotel Real Property, the amount determined by the Administrative Agent equal to 55% of the Borrowing Base Asset Value of such Eligible Real Estate Asset.

                  "MARKETABLE SECURITIES" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens and having a maturity of not greater than 360 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any

         State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of no more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-l" (or the then equivalent grade) by S&P.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise) or results of operations of the Loan Parties and their Subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, condition (financial or otherwise) or results of operations of the Loan Parties and their Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Loan Document, (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party or (d) the value of the Collateral.

                  "MATERIAL CONTRACT" means, with respect to any Loan Party, each contract to which such Loan Party is a party involving aggregate consideration payable to or by such Loan Party in an amount of $25,000,000 or more per annum or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Loan Party.

                  "MATERIAL DEBT" has the meaning specified in Section 6.01(e).

                  "MOODY'S" means Moody's Investors Services, Inc. and any successor thereto.

                  "MORTGAGE POLICIES" has the meaning specified in Section 3.01(a)(iii)(B).

                  "MORTGAGES" has the meaning specified in Section 3.01(a)(iii).

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET OPERATING INCOME" means, with respect to any of the Eligible Real Estate Assets, the total rental and other income from the operation of the Eligible Real Estate Assets, after deducting all expenses and other proper charges incurred by the Borrower in connection with the operation and maintenance of such Eligible Real Estate Assets during such fiscal period, including, without limitation, management fees, real estate taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, in each case for the consecutive four fiscal quarters of the Parent Guarantor most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, all as determined in accordance with GAAP, provided that there shall be no rent leveling adjustments made when computing Net Operating Income.

                  "NON-CBD OFFICE REAL PROPERTY" means Real Property located outside of any metropolitan district with a high concentration of office buildings and other structures from which commercial businesses operate and that is an office building or a structure from which commercial businesses operate.

                  "NON-HOTEL REAL PROPERTY" means Real Property that is not Hotel Real Property.

                  "NON-OFFICE REAL PROPERTY" means Real Property wherever located that is not an office building or a structure from which commercial businesses operate.

                  "NON-RECOURSE DEBT" means Debt for Borrowed Money with respect to which recourse for payment is limited to (a) any building(s) or parcel(s) of Real Property or any related assets encumbered by a Lien securing such Debt for Borrowed Money and/or (b) the general credit of any Property-Level Subsidiary and/or the Equity Interests therein, it being understood that the instruments governing such Debt may include customary carve-outs to such limited recourse such as, for example, personal recourse of the Parent Guarantor or any Subsidiary of the Parent Guarantor for fraud, misrepresentation, misapplication of cash, waste, environmental claims and liabilities and other circumstances customarily excluded by lenders from exculpation provisions and/or included in separate indemnification agreements in non-recourse financings of real estate.

                  "NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Revolving Credit Advances and Letter of Credit Advances made by such Lender.

                  "NOTICE" has the meaning specified in Section 9.02(c).

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

                  "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(b).

                  "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(b).

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "OTHER TAXES" has the meaning specified in Section 2.12(b).

                  "PARENT GUARANTOR" has the meaning specified in the recital of parties to this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet delinquent; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes; (e) any Permitted Encumbrances (as defined in the Mortgages); and (f) Tenancy Leases.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PLATFORM" has the meaning specified in Section 9.02(b).

                  "POST PETITION INTEREST" has the meaning specified in Section 7.07(c).

                  "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "PROPERTY-LEVEL SUBSIDIARY" means any Subsidiary of the Borrower that holds a direct fee or leasehold interest in any single building (or group of related buildings) or parcel (or group of related parcels) of Real Property and related assets and not in any other building or parcel of Real Property.

                  "PROPOSED BORROWING BASE PROPERTY" has the meaning specified in Section 5.01(j)(iii).

                  "PRO RATA SHARE" of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

                  "REAL PROPERTY" means all right, title and interest of the Borrower and each of its Subsidiaries in and to any land and any improvements located thereon, together with all equipment, furniture, materials, supplies and personal property in which such Person has an interest now or hereafter located on or used in connection with such land and improvements, and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by such Person.

                  "RECAPITALIZATION" means the acquisition by the Borrower of full or partial interests in a portfolio of commercial real estate properties from Affiliates of Maguire Partners Development, Ltd. and other Persons in exchange for consideration of cash, common stock of the Parent Guarantor, units and assumption of debt and other obligations, all as more fully described in the Parent Guarantor's Form S-l1 Registration Statement filed with the Securities and Exchange Commission in connection with the IPO.

                  "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REFERENCE BANKS" means Citibank, N.A. and Wachovia Bank, NA.

                  "REFINANCING DEBT" means, with respect to any Debt, any Debt extending the maturity of, or refunding or refinancing, in whole or in part, such Debt, provided that (i) the terms of any Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are otherwise permitted by the Loan Documents,
         (ii) the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such Refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Debt being extended, refunded or refinanced and the interest rate applicable to any such Refinancing Debt does not exceed the then applicable market interest rate, and (iv) such Refinancing Debt shall be issued pursuant to the same type of instrument or agreement and the same form of financing as that evidencing the Debt.

                  "REGISTER" has the meaning specified in Section 9.07(d).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "REIT" means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Internal Revenue Code.

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding greater than 66 2/3% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time and (c) the aggregate Unused Revolving Credit Commitments at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to any Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Lenders ratably in accordance with their respective Revolving Credit Commitments.

                  "RESPONSIBLE OFFICER" means any officer of, or any officer of any general partner or managing member of, any Loan Party or any of its Subsidiaries.

                  "REVOLVING CREDIT ADVANCE" has the meaning specified in
         Section 2.01(a).

                  "REVOLVING CREDIT COMMITMENT" means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender's name on
         Schedule I hereto under the caption "Revolving Credit Commitment" or
         (b) if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Lenders' Revolving Credit Commitments at such time.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "SARBANES-OXLEY" means the Sarbanes-Oxley Act of 2002, as amended.

                  "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank and that is secured by the Collateral Documents.

                  "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreements.

                  "SECURED PARTIES" means the Agents, the Lender Parties and the Hedge Banks.

                  "SECURITY AGREEMENTS" have the meaning specified in Section 3.01(a)(ii).

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "SUBORDINATED OBLIGATIONS" has the meaning specified in
         Section 7.07(a).

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SUBSIDIARY GUARANTOR" has the meaning specified in the recital of parties to this Agreement.

                  "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Recapitalization.

                  "TAXES" has the meaning specified in Section 2.12(a).

                  "TENANCY LEASES " means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by the Borrower or any of its Subsidiaries in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the Real Property encumbered thereby for its intended purpose.

                  "TERMINATION DATE" means the earlier of (a) the third anniversary of the Closing Date, subject to the extension thereof pursuant to Section 2.16, and (b) the date of termination in whole of the Revolving Credit Commitments and the Letter of Credit Commitments pursuant to Section 2.05 or 6.01.

                  "TOTAL ASSET VALUE" means, on any date of determination, the sum of the Asset Values for all Real Property at such date.

                  "TOTAL BORROWING BASE ASSET Value" means, on any date of determination, the sum of the Borrowing Base Asset Values for all Eligible Real Estate Assets.

                  "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

                  "TRANSFER" has the meaning specified in Section 5.02(e).

                  "TRS SUBSIDIARIES" means Maguire Properties Services, Inc., Maguire Properties-Solana Services, L.P., MP-Solana Services GP, LLC and MP-Solana Services LP, LLC.

                  "TYPE" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "UNUSED FEE" has the meaning specified in Section 2.08(b).

                  "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Banks pursuant to Section 2.03(c) and outstanding at such time.

                  "US BANK TOWER" means that Real Property located at 633 West Fifth Street, Los Angeles, California 90071.

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "WELLS FARGO TOWER" means that Real Property located at 333 South Grand Avenue, Los Angeles, California 90071.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.0l(g) ("GAAP').

                                   ARTICLE II
           AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances and the Letters of Credit. (a) The Revolving Credit Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "REVOLVING CREDIT ADVANCE") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Revolving Credit Commitment at such time. Each Borrowing shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Lenders ratably according to their Revolving Credit Commitments. Within the limits of each Lender's Unused Revolving Credit Commitment in effect from time to time and prior to the Termination Date, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(a).

                  (b) Letters of Credit. Each Issuing Bank severally agrees, on the terms and conditions hereinafter set forth, to issue (or cause its Affiliate that is a commercial bank to issue on its behalf) letters of credit in substantially the form of Exhibit I hereto, or such other form required by the Issuing Banks in their sole discretion (the "LETTERS OF CREDIT"), for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the Letter of Credit Facility at such time, (ii) for all Letters of Credit issued by such Issuing Bank not to exceed such Issuing Bank's Letter of Credit Commitment at such time, and (iii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank that issued such Standby Letter of Credit and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless such Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 60 days after the date of issuance thereof; provided, however, that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 60 days before the Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the relevant Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the relevant Issuing Bank shall, unless instructed to the contrary by the Administrative Agent or the Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Each Standby Letter of Credit shall contain a provision authorizing the Issuing Bank that issued such Letter of Credit to deliver to the beneficiary of such Letter of Credit, upon the occurrence and during the continuance of an Event of Default, a notice (a "DEFAULT TERMINATION NOTICE") terminating such Letter of Credit and giving such beneficiary 15 days to draw such Letter of Credit. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(b), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.0l
(b).

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.03, each Borrowing shall be made on notice, given not later than 2:00 P.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 11:00 A.M. (New York City time) on the Business Day of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing,
(ii) Type of Advances comprising such Borrowing, (iii) aggregate amount of such Borrowing and (iv) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances and 1:00 P.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by any Issuing Bank and by any other Lender and outstanding on the date of such Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to such Issuing Bank and such other Lenders for repayment of such Letter of Credit Advances.

                  (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.07(d)(ii), 2.09 or 2.10 and (ii) there may not be more than 10 separate Borrowings outstanding at any time.

                  (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to (x) the date of any Borrowing consisting of Eurodollar Rate Advances or (y) 12:00 Noon (New York City time) on the date of any Borrowing consisting of Base Rate Advances that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the

Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank, which shall give to the Administrative Agent and each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such issuance (which shall be a Business Day), (ii) Available Amount of such Letter of Credit, (iii) expiration date of such Letter of Credit, (iv) name and address of the beneficiary of such Letter of Credit and (v) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as such Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (y) the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion and (z) it has not received notice of objection to such issuance from the Required Lenders, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. Each Issuing Bank shall furnish (i) to each Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by such Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by such Issuing Bank and (ii) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by such Issuing Bank.

                  (c) Drawing and Reimbursement. The payment by any Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by any Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Lender shall purchase from such Issuing Bank, and such Issuing Bank shall sell and assign to each such Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender.

Promptly after receipt thereof, the Administrative Agent shall transfer such funds to such Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by an Issuing Bank to any Lender of a portion of a Letter of Credit Advance, such Issuing Bank represents and warrants to such other Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of such Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of such Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by such Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Revolving Credit Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Termination Date the aggregate outstanding principal amount of the Revolving Credit Advances then outstanding.

                  (b) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of each Issuing Bank and each other Lender that has made a Letter of Credit Advance on the same day on which such Advance was made the outstanding principal amount of each Letter of Credit Advance made by each of them.

                  (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit (and the obligations of each Lender to reimburse the Issuing Bank with respect thereto) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Letter of Credit Facility and the Unused Revolving Credit Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) shall be made ratably among the Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  SECTION 2.06. Prepayments. (a) Optional. The Borrower may, upon same day notice in the case of Base Rate Advances and two Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof or, if less, the amount of the Advances outstanding and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c).

                  (b) Mandatory. (i) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings and the


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

Letter of Credit Advances and deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (1) the Revolving Credit Advances then outstanding and (2) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the lesser of the Revolving Credit Facility and the Loan Value on such Business Day.

                  (ii) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (iii) Prepayments of the Revolving Credit Facility made pursuant to clause (i) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable.

                  (iv) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default of the type described in Section 6.01 (a) or (i) or, at the election of the Administrative Agent or the Required Lenders, upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause
(a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above, and the applicable rate, if any, furnished by each Reference Bank for the purpose of determining the applicable interest rate under clause (a)(ii) above.

                  (d) Interest Rate Determination. (i) Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If either of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the other Reference Bank.

                  (ii) If Telerate Page 3750 is unavailable and neither Reference Bank is able to furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

                  (A) the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

                  (B) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

                  (C) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

                  SECTION 2.08. Fees. (a) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a facility fee (the "FACILITY FEE"), from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing June 30,2003, and on the Termination Date. The Facility Fee payable in respect of each Lender shall be calculated for each quarterly period for which the Facility Fee is payable on the average daily Revolving Credit Commitment of such Lender during such period at a rate equal to 0.20% per annum. If on the last day of any fiscal quarter the Borrower shall not maintain a Debt Rating established by S&P and Moody's of at least BBB-and Baa3, respectively, the Facility Fee for such fiscal quarter shall be zero.

                  (b) Unused Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders an unused commitment fee (the "UNUSED FEE"), from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears on the date of the initial Borrowing hereunder, and thereafter quarterly on the last day of each March, June, September and December, commencing June 30,2003, and on the Termination Date. The Unused Fee payable for the account of each Lender shall be calculated for each period for which the Unused Fee is payable on the average daily Unused Revolving Credit Commitment of such Lender during such period at a per annum rate equal to the Applicable Percentage on the first day of such period. If on the last day of any fiscal quarter the Borrower shall maintain a Debt Rating established by S&P and Moody's of at least BBS- and Baa3, respectively, the Unused Fee shall be zero for such fiscal quarter.

                  (c) Letter of Credit Fees, Etc, (i) The Borrower shall pay to the Administrative Agent for the account of each Lender a commission, payable in arrears, (a) quarterly on the last day of each March, June, September and December, commencing June 30,2003, and (b) on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit, and (c) on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at the rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect from time to time.

                  (ii) The Borrower shall pay to each Issuing Bank, for its own account, (A) a fronting fee for each Letter of Credit issued by such Issuing Bank in an amount equal to 0.125% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and (B) such other commissions, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and such Issuing Bank shall agree.

                  (d) Agents' Fees. The Borrower shall pay to each Agent for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

                  SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances, Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default, (y) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (z) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs. Etc, (a) If, due to either (i) the introduction after the date hereof of or any change after the date hereof in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request after the date hereof from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (y) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (z) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this
Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender Party determines that compliance with any law or regulation after the date hereof or any guideline or request after the date hereof from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.13), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and
(ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower's accounts with such Lender Party any amount so due.

                  (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lender Parties under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lender Parties in the following order of priority:

                  (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

                  (ii) second, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Issuing Banks (solely in their respective capacities as such) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Issuing Banks on such date;

                  (iii) third, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section 9.04, Section 22 of the Security Agreements and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

                  (iv) fourth, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lender Parties under Sections 2.10 and 2.12 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lender Parties on such date;

                  (v) fifth, to the payment of all of the fees that are due and payable to the Lenders under Section 2.08(a) and (b) on such date, ratably based upon the respective aggregate Commitments of the Lenders under the Facilities on such date;

                  (vi) sixth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                  (vii) seventh, to the payment of all of the accrued and unpaid interest on the Advances that is due and payable to the Administrative Agent and the Lender Parties under Section 2.07(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lender Parties on such date;

                  (viii) eighth, to the payment of the principal amount of all of the outstanding Advances and any reimbursement obligations that are due and payable to the Administrative Agent and the Lender Parties on such date, ratably based upon the respective aggregate amounts of all such principal and reimbursement obligations owing to the Administrative Agent and the Lender Parties on such date, and to deposit into the L/C Cash Collateral Account any contingent reimbursement obligations in respect of outstanding Letters of Credit to the extent required by Section 6.02; and

                  (ix) ninth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise or other similar taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Parry, taxes that are imposed on its overall net income (and franchise or other similar taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, or any other Loan Document (hereinafter referred to as "OTHER TAXES"). Each Lender Party represents as of the date hereof that, to the best of its knowledge without having conducted any investigation, except for any Other Taxes that may be imposed under the federal, state or local laws of the United States (or any political subdivision thereof), it is not aware of the imposition of any Other Taxes with respect to this Agreement or any other Loan Document.

                  (c) The Borrower shall indemnify each Lender Party and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction (taking into account any available credits, as determined in the sole discretion of the Lender Party or the Administrative Agent (as the case may be), arising from the imposition of the underlying Taxes or Other Taxes) on amounts payable under this Section 2. 12, imposed on or paid by such Lender Party or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or the Administrative Agent (as the case may be) makes written demand therefor, provided, however, that the Borrower shall not be obligated to make payment to any Lender Party or the Administrative Agent (as the case may be) pursuant to this Section 2.12 in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of such Lender Party or the Administrative Agent.

                  (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Administrative Agent.

                  (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original Internal Revenue Service forms W8-ECI or W8-BEN, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes. If the forms provided by a Lender Party at the time such Lender Party first becomes a parry to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a parry to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W8-ECI or W8-BEN, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or
(c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to

Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

                  (h) If any Lender Party or the Administrative Agent receives a refund of Taxes or Other Taxes paid by the Borrower or for which the Borrower has indemnified any Lender Party or the Administrative Agent, as the case may be, pursuant to this Section 2.12, then such Lender Party or the Administrative Agent, as applicable, shall pay such amount, net of any expenses incurred by such Lender Party or the Administrative Agent, to the Borrower within 30 days of the receipt of such Taxes or Other Taxes. Notwithstanding the foregoing, (i) the Borrower shall not be entitled to review the tax records or financial information of any Lender Party or the Administrative Agent and (ii) neither the Administrative Agent nor any Lender Party shall have any obligation to pursue (and no Loan Party shall have any right to assert) any refund of Taxes or Other Taxes that may be paid by the Borrower.

                  SECTION 2.13. Sharing of Payments. Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section
2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

                  SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely for the acquisition and development of Real Property, to refinance certain Existing Debt, and the general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 2.15. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender Party resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender Party from time to time hereunder. The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender Party's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                  SECTION 2.16. Extension of Termination Date. (a) At least 30 days but not more than 60 days prior to the Termination Date, the Borrower, by written notice to the Administrative Agent, may request, with respect to the Revolving Credit Commitments and the Letter of Credit Commitments then outstanding, a single one-year extension of the Termination Date. The Administrative Agent shall promptly notify each Lender of such request and the Termination Date in effect at such time shall, effective as at the Termination Date (the "EXTENSION DATE"), be extended for an additional one year period, provided that (i) the Collateral Agent shall have received no later than 10 days prior to the Extension Date a recent Appraisal of each Eligible Real Estate Asset (it being understood and agreed that any Appraisals previously delivered to the Collateral Agent in satisfaction of a request made pursuant to Section 5.01(k)(iii) shall satisfy the requirements of this subsection (i)) and (ii) on the Extension Date, the following statements shall be true in all material respects and the Administrative Agent shall have received for the account of each Lender Party a certificate signed by a duly authorized officer of the Borrower, dated the Extension Date, stating that: (x) the representations and warranties contained in Section 4.01 are true and correct on and as of the Extension Date, and (y) no Default has occurred and is continuing or would result from such extension. In the event that an extension is effected pursuant to this

Section 2.16, the aggregate principal amount of all Advances shall be repaid in full ratably to the Lenders on the Termination Date as so extended. As of the Extension Date, any and all references in this Agreement, the Notes, if any, or any of the other Loan Documents to the 'Termination Date" shall refer to the Termination Date as so extended.

                  (b) The Borrower shall pay to the Administrative Agent for the account of the Lenders a Facility extension fee in an amount equal to 0.25% of the total Revolving Credit Commitments then outstanding, payable on the Extension Date.

                                   ARTICLE III
            CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of any Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) A Note payable to the order of each Lender that has requested a Note prior to the Effective Date.

                           (ii) A security agreement in substantially the form of (x) Exhibit F-1 hereto, duly executed by each Loan Party that owns Eligible Real Estate Assets, and (y) Exhibit F-2 hereto, duly executed by Maguire Properties Services, Inc. (such security agreements, together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, being the "SECURITY AGREEMENTS"), together with:

                                    (A)      acknowledgment copies of proper
                           financing statements, duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreements, covering the Collateral described in the Security Agreements,

                                    (B)      completed requests for information,
                           dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (A) above and in such other jurisdictions specified by the Administrative Agent that name any Loan Party as debtor, together with copies of such other financing statements,

                                    (C)      evidence of the completion of all
                           other recordings and filings of or with respect to the Security Agreements that the Collateral Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                                    (D)      copies of the Assigned Agreements
                           referred to in the Security Agreements, together with, except to the extent contemplated in Section 5.01(s)
                           to occur after the Closing Date, a consent to such assignment, in substantially the form of Exhibit B to the Security Agreements, duly executed by each party to such Assigned Agreements other than the Loan Parties, and

                                    (E)      evidence that all other action that
                           the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreements has been taken (including, without limitation, receipt of duly executed payoff letters, UCC termination statements and landlords' and bailees' waiver and consent agreements).

                           (iii) Deeds of trust, trust deeds and mortgages, in substantially the form of Exhibit G hereto (with such changes as may be required to account for local law matters and otherwise satisfactory in form and substance to the Collateral Agent) and covering the properties comprising Eligible Real Estate Assets (together with the Assignments of Leases and Rents referred to therein and each other deed of trust, trust deed and mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "MORTGAGES"), duly executed by the appropriate Loan Party, together with:

                                    (A)      evidence that counterparts of the
                           Mortgages have been duly executed, acknowledged and delivered on or before the day of the Initial Extension of Credit and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

                                    (B)      fully paid American Land Title
                           Association Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements and in amount acceptable to the Collateral Agent, issued, coinsured and reinsured by title insurers acceptable to the Collateral Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Collateral Agent may deem necessary or desirable,

                                    (C)      American Land Title
                           Association/American Congress on Surveying and Mapping form surveys for which all necessary fees have been paid, dated no more than 30 days before the day of the Initial Extension of Credit, certified to the Collateral Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Collateral Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Collateral Agent,

                                    (D)      engineering, soils, environmental
                           and other reports as to the properties described in the Mortgages, in form and substance and from professional firms acceptable to the Collateral Agent,

                                    (E)      the Assignments of Leases and Rents
                           referred to in the Mortgages, duly executed by the appropriate Loan Party,

                                    (F)      estoppel and consent agreements, in
                           form and substance satisfactory to the Administrative Agent, executed by each of the lessors of the leased Eligible Real Property Assets listed on Schedule 4.0 l(q) hereto, along with (1) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledge by the owner of the affected Real Property, as lessor, or (2) evidence that the applicable lease with respect to such leasehold interest or memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form satisfactory to the Administrative Agent,

                                    (G)      evidence of the insurance required
                           by the terms of the Mortgages,

                                    (H)      estoppel certificates executed by
                           all tenants of the Eligible Real Estate Assets,

                                    (I)      an Appraisal of each of the Real
                           Property assets described in the Mortgages, and

                                    (J)      such other consents, agreements and
                           confirmations of lessors and third parties as the Administrative Agent may deem necessary or desirable and evidence that all other action that the Collateral Agent may deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

                           (iv) Certified copies of the resolutions of the Board of Directors, general partner or managing member, as applicable, of each Loan Party and of each general partner or managing member (if any) of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which it is or is to be a party.

                           (v) A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner or managing member (if any) of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner or managing member, as the case may be, on file in such Secretary's office and (2) such Loan Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and
                  (C) such Loan Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

                           (vi) A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any Loan Party or any general partner or managing member of a Loan Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect, dated reasonably near (but prior to) the date of the Initial Extension of Credit, stating, with respect to each such Loan Party, general partner or managing member, that such Loan Party, general partner or managing member, as the case may be, is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.

                           (vii) A certificate of each Loan Party and of each general partner or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner or managing member, as applicable, by its President or a Vice President and its Secretary or any Assistant Secretary (or those of its general partner or managing member, if applicable), dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit,
                  (C) the due incorporation, organization or formation and good standing or valid existence of such Loan Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner or managing member, as applicable, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                           (viii) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures of the officers of such Loan Party, or of the general partner or managing member of such Loan Party, authorized to sign each Loan

                  Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (ix)     Such financial, business and other
                  information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements for the year ending December 31, 2002, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit).

                           (x)      Evidence of insurance naming the
                  Administrative Agent as loss payee and additional insured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties.

                           (xi) An opinion of Latham and Watkins LLP, counsel for the Loan Parties, in substantially the form of Exhibit E-l hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xii) An opinion of Venable, Baetjer and Howard, LLP, Maryland counsel for the Loan Parties, in substantially the form of Exhibit E-2 hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

                           (xiii) An opinion of Shearman & Sterling LLP, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                           (xiv) A Notice of Borrowing or Notice of Issuance, as applicable, and a Borrowing Base Certificate relating to the Initial Extension of Credit.

                  (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and its Subsidiaries, including the terms and conditions of the charter and bylaws, operating agreement, partnership agreement or other governing document of each of them.

                  (c) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

                  (d) (i) The Recapitalization and the IPO shall have been, substantially concurrently herewith, consummated, (ii) the Parent Guarantor shall have received net cash proceeds from the IPO in an amount not less than $600,000,000, and (iii) the common shares of the Parent Guarantor shall have been listed on the New York Stock Exchange.

                  (e) Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no Material Adverse Change since December 31,2002.

                  (f) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.0 l(f) hereto.

                  (g) All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lender Parties that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

                  (h) The Borrower shall have entered into the Hedge Agreements required under Section 5.01(p).

                  (i) The Borrower shall have paid all accrued fees of the Administrative Agent and the Lender Parties and all reasonable, out-of-pocket expenses of the Administrative Agent (including the reasonable fees and expenses of counsel to the Administrative Agent).

                  SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Lender pursuant to
Section 2.03(c)) on the occasion of each Borrowing (including the initial Borrowing), the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the extension of Commitments pursuant to Section 2.16 shall be subject to the further conditions precedent that on the date of such Borrowing, issuance or renewal or extension (a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or such Issuing Bank a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing, issuance or renewal or extension, stating that:

                  (i) the representations and warranties contained in each Loan Document are true and correct on and as of such date, before and after giving effect to (A) such Borrowing, issuance or renewal or extension and (B) in the case of any Borrowing or issuance or renewal, the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no Default has occurred and is continuing, or would result from (A) such Borrowing, issuance or renewal or extension or (B) in the case of any Borrowing or issuance or renewal, from the application of the proceeds therefrom; and

                  (iii) for each Revolving Credit Advance or issuance or renewal of any Letter of Credit, (A) the Loan Value equals or exceeds the aggregate principal amount of the Revolving Credit Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit to be outstanding after giving effect to such Advance or issuance or renewal, respectively, and
         (B) before and after giving effect to such Advance or issuance or renewal, the Parent Guarantor shall be in compliance with Sections 5.04(b)(i) and (ii);

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender Party through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Loan Parties' representations and warranties contained in the Loan Documents, (ii) the Loan Parties' timely compliance with the terms, covenants and agreements set forth in the Loan Documents, (iii) the absence of any Default and (iv) the rights and remedies of the Secured Parties or the ability of the Loan Parties to perform their Obligations, in each case under the Loan Documents following a change in law occurring after the date hereof that the Administrative Agent, in its reasonable discretion, believes may negatively affect such rights, remedies or ability to perform.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

                  (a) Each Loan Party and each of its Subsidiaries and each general partner or managing member, if any, of each Loan Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. Commencing with its taxable year ending December 31,2003, the Parent Guarantor will be organized in conformity with the requirements for qualification as a REIT, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. All of the outstanding Equity Interests in the Parent Guarantor have been validly issued, are fully paid and non-assessable and are owned by the General Partner free and clear of all Liens.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list as of the date hereof of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, organization or formation, the number of shares (or the equivalent thereof) of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares (or the equivalent thereof) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens.

                  (c) The execution, delivery and performance by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party are within the corporate, limited liability company or partnership powers of such Loan Party, general partner or managing member, have been duly authorized by all necessary corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any material contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, or any general partner or managing member of any Loan Party or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation of the transactions contemplated thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or, (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.0l(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

                  (e) This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner or managing member (if any) of each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party and general partner or managing member (if any) of each Loan Party party thereto, enforceable against such Loan Party, general partner or managing member, as the case may be, in accordance with its terms.

                  (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, of the Disclosed Litigation from that described on Schedule 4.0l(f) hereto.

                  (g) The Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as at December 31, 2002 and the related Consolidated statements of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of KPMG LLP, independent public accountants, and the Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as at March 31,2003, and the related Consolidated statements of income and Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of the Parent Guarantor, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at March 31, 2003, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Parent Guarantor and its Subsidiaries as at such dates and the Consolidated results of operations of the Parent Guarantor and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31,2002, there has been no Material Adverse Change.

                  (h) The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Parent Guarantor and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(ix) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Parent Guarantor's best estimate of its future financial performance.

                  (i) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (j) No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (k) Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries and each general partner or managing member of any Loan Party, as applicable: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company's total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party or Subsidiary of a Loan Party that is a partnership or a limited liability company, as applicable, is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (1) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that would be reasonably likely to have a Material Adverse Effect.

                  (m) All filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

                  (n) Set forth on Schedule 4.0l(n) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

                  (o) Set forth on Schedule 4.0l(o) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                  (p) Set forth on Schedule 4.0l(p) hereto is a complete and accurate list of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (q) Set forth on Schedule 4.0l(q) hereto is a complete and accurate list of all Real Property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book value thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such Real Property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

                  (r) Set forth on Schedule 4.0l(r) hereto is a complete and accurate list of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                  (s) Except as otherwise set forth in the environmental reports listed on Schedule 4.0l(s) hereto (correct copies of which have been made available to the Administrative Agent), the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (t) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

                  (u) Each Loan Party has, independently and without reliance upon the Administrative Agent or any other Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

                  (v) Each Loan Party is individually and together with its Subsidiaries, Solvent.

                  (w) Except as set forth on Schedule 4.0l(w), no Loan Party has made any extension of credit to any of its directors or executive officers in contravention of the restrictions set forth in Section 402(a) of Sarbanes-Oxley.

                  (x) Set forth on Schedule 4.0l(x) hereto is a complete and accurate list of all Excluded Subsidiaries and their respective Excluded Subsidiary Agreements existing on the date hereof.

                                    ARTICLE V
                         COVENANTS OF THE LOAN PARTIES

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

                  (a) Compliance with Laws. Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                  (b) Payment of Taxes. Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and other material governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither the Loan Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance (including, with respect to the Eligible Real Estate Assets, the insurance required by the terms of the Mortgages) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiaries operate.

                  (e) Preservation of Partnership or Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that (x) Maguire Partners - Glendale, LLC may be dissolved so long as such Subsidiary is dissolved no later than 90 days following the Closing Date and all of the assets of such Subsidiary are transferred to a Loan Party or a Person that simultaneously with such dissolution becomes a Loan Party and (y) the Loan Parties and their Subsidiaries may consummate any merger, consolidation or other transaction permitted under Section 5.02(d) or any Transfer not prohibited under Section 5.02(e), and provided further that no Excluded Subsidiary shall be required to preserve its existence or be prevented from winding-up or dissolving, if, in either case, (i) the non-preservation, winding-up or dissolution of such Excluded Subsidiary, as applicable, is (A) as a result of a transaction permitted under Section 5.02(d) or (B) upon or following any Transfer not prohibited under Section 5.02(e) in which substantially all of the assets of such Excluded Subsidiary were sold or otherwise disposed of and (ii) the failure to preserve such Excluded Subsidiary's existence is not otherwise disadvantageous in any material respect to the Loan Parties and their Subsidiaries taken as a whole.

                  (f) Visitation Rights. At any reasonable time and from time to time, permit any of the Agents or Lender Parties, or any Agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, any Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Loan Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors and with their independent certified public accountants.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions


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

         and the assets and business of such Loan Party and each such Subsidiary in accordance with GAAP.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so would not have a Material Adverse Effect.

                  (i) Transactions with Affiliates and Excluded Subsidiaries. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates or with any Excluded Subsidiary on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  (j) Covenant to Guarantee Obligations and Give Security. (i) Upon the occurrence and during the continuance of any Default of the type described in Section 6.01(a) or in Section 6.0l(c) relating to
         Section 5.04, within 10 days after the request of the Collateral Agent, furnish to the Collateral Agent account control agreements duly executed by each bank or other financial institution at which the Borrower or any of its Subsidiaries maintains an account.

                           (ii) Within 10 days after any Excluded Subsidiary Agreement terminates or otherwise becomes ineffective as to the Excluded Subsidiary party to such agreement, cause such Excluded Subsidiary to duly execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit C hereto, or such other guaranty supplement in form and substance satisfactory to the Administrative Agent, guaranteeing the Obligations of the other Loan Parties under the Loan Documents.

                           (iii) Within 10 days after the formation or acquisition of any new direct or indirect Subsidiary by any Loan Party, cause each such Subsidiary (other than a Subsidiary that is prohibited by the terms of any loan agreement or indenture or other material agreement to which it is a party from providing guarantees of the Obligations of the Loan Parties under the Loan Documents), and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit C hereto, or such other guaranty supplement in form and substance satisfactory to the Administrative Agent, guaranteeing the other Loan Parties' Obligations under the Loan Documents.

                           (iv) Upon the request by the Borrower that any additional Real Property and related assets (a "PROPOSED BORROWING BASE PROPERTY") be included as an Eligible Real Estate Asset, and such Proposed Borrowing Base Property shall not already be subject to a perfected first priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties, in each case at the Borrower's expense:

                                    (A)      within 10 days after such request,
                           furnish to the Collateral Agent (I) a description, in detail satisfactory to the Collateral Agent, of the Proposed Borrowing Base Property and (II) a revised
                           Schedule II hereto reflecting the addition of such Proposed Borrowing Base Property, which schedule shall become effective only upon satisfaction of each of the conditions set forth in this Section 5.01(j).


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

                                    (B)      within 15 days after such request,
                           duly execute and deliver, or cause the applicable Subsidiary to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance reasonably satisfactory to the Collateral Agent (including, without limitation, a Mortgage, together with the Assignment of Leases and Rents referred to therein, and a Security Agreement in substantially the form of Exhibit F-1 hereto with respect to such Proposed Borrowing Base Property), securing payment of all the Obligations of the applicable Loan Party under the Loan Documents and sufficient in the judgment of the Collateral Agent to create Liens on such Proposed Borrowing Base Property.

                                    (C)      within 30 days after such request,
                           take, and cause such Subsidiary or such parent to take, whatever action (including; without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements and the giving of notices) may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in and perfect for the benefit of the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on such Proposed Borrowing Base Property such that the same shall be enforceable against all third parties in accordance with their terms.

                                    (D)      as promptly as practicable after
                           such request (and in any event within 60 days after such request), deliver, to the Administrative Agent with respect to each parcel of such Proposed Borrowing Base Property (I) a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the mortgages, pledges, assignments, security agreement supplements and security agreements (as applicable) described in clause (B) above being legal, valid and binding obligations of the applicable Subsidiary party thereto enforceable in accordance with their terms, as to the recordings, filings, notices and other actions described in clause (C) above being sufficient to create valid perfected Liens on such Proposed Borrowing Base Property and as to such other matters as the Collateral Agent may reasonably request, (II) title insurance policies, surveys and engineering, soils and other reports, environmental assessment reports and such other documents and deliveries as more fully described in Section 3.01 as determined by the Collateral Agent in its reasonable discretion, each in scope, form and substance satisfactory to the Collateral Agent, and (III) an Appraisal of such Proposed Borrowing Base Property.

                           (v) At any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as any Agent may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, mortgages, pledges, assignments, security agreement supplements and security agreements.

                           (vi) In the event that the Borrower has not delivered to the Collateral Agent satisfactory evidence that Maguire Partners - Glendale, LLC has been dissolved in compliance with Section 5.01(e), duly execute and deliver to the Administrative Agent no later than the 95th day following the Closing Date a Guaranty Supplement in substantially the form of Exhibit C hereto, or such other guaranty supplement in form and substance satisfactory to the Administrative Agent, guaranteeing the Obligations of the other Loan Parties under the Loan Documents.

                  (k) Further Assurances. (i) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

                           (ii) Promptly upon request by any Agent, or any Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                           (iii) Promptly upon the request of the Required Lenders through the Administrative Agent, deliver to the Collateral Agent a recent Appraisal of each Eligible Real Estate Asset, provided, that the Loan Parties shall be required to comply with only one such request by the Required Lenders, provided further that the Loan Parties shall not be required to comply with any such request if the Collateral Agent shall have previously received the Appraisals contemplated by Section 2.16(a).

                  (l) Cash Concentration Accounts. Upon the occurrence and during the continuance of any Default of the type described in Section 6.01(a) or in Section 6.01(c) relating to Section 5.04, maintain, and cause each of its Subsidiaries to maintain, cash concentration accounts with Citibank, N.A. and lockbox accounts into which all proceeds of Collateral are paid with Citibank, N.A. or one or more banks acceptable to the Administrative Agent that have accepted the assignment of such accounts to the Administrative Agent for the benefit of the Secured Parties pursuant to the Security Agreements.

                  (m) Performance of Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

                  (n) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party as a lessee, keep such leases in full force and effect and not allow such leases or lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

                  (o) Interest Rate Hedging. Enter into prior to the Closing Date, and maintain at all times thereafter, interest rate Hedge Agreements (i) with Persons acceptable to the Administrative Agent,
         (ii) providing an interest-rate swap for a fixed rate of interest acceptable to the Administrative Agent, (iii) covering a notional amount of not less than an amount equal to 66 2/3% of Consolidated Debt for Borrowed Money of the Parent Guarantor and (iv) otherwise on terms and conditions acceptable to the Administrative Agent.

                  (p) Maintenance of REIT Status. In the case of the General Partner, at all times, conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a REIT and elect to be treated as a REIT.

                  (q) NYSE Listing. In the case of the General Partner, at all times (i) cause its common shares to be duly listed on the New York Stock Exchange and (ii) timely file all reports required to be filed by it in connection therewith.

                  (r) Sarbanes-Oxley. Comply at all times with Section 402(a) of Sarbanes-Oxley.

                  (s) Consents to Assignment of Assigned Agreements. Deliver to the Collateral Agent within 45 days after the Closing Date the consents to the assignment of the Assigned Agreements referred to in the Security Agreements in substantially the form of Exhibit B to the Security Agreements or otherwise in form and substance satisfactory to the Collateral Agent, duly executed by each party to such Assigned Agreements other than the Loan Parties.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Loan Party will, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries:

                           (i)      Liens created under the Loan Documents;

                           (ii)     Permitted Liens;

                           (iii) Liens existing on the date hereof and described on Schedule 4.01(p) hereto;

                           (iv) purchase money Liens upon or in equipment acquired or held by such Loan Party or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such equipment to be subject to such Liens, or Liens existing on any such equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding;

                           (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(C), provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (vi) Liens on property of a Person existing at the time such Person is merged into or consolidated with any Loan Party or any Subsidiary of any Loan Party or becomes a Subsidiary of any Loan Party, provided that such Liens were not created in contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person so merged into or consolidated with such Loan Party or such Subsidiary or acquired by such Loan Party or such Subsidiary;

                           (vii) other Liens securing Non-Recourse Debt permitted under Section 5.02(b)(iii)(G), provided that no such Lien shall extend to or cover any Collateral; and

                           (viii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                           (i) in the case of each Loan Party (other than the Parent Guarantor), Debt owed to any other Loan Party (other than the Parent Guarantor) or any wholly-owned Subsidiary of any Loan Party, provided that, in each case, such Debt (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, which promissory notes shall (unless payable to the Borrower) by their terms be subordinated to the Obligations of the Loan Parties under the Loan Documents;

                           (ii) in the case of any Subsidiary of a Loan Party, Debt owed to any Loan Party (other than the Parent Guarantor) or to any wholly-owned Subsidiary of any Loan Party, provided that, in each case, such Debt (y) shall be on terms acceptable to the Administrative Agent and (z) shall be evidenced by promissory notes in form and


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

                  substance satisfactory to the Administrative Agent, which promissory notes shall (unless payable to the Borrower) by their terms be subordinate to the Obligations of the Loan Parties under the Loan Documents;

                           (iii) in the case of each Loan Party (other than the Parent Guarantor) and its Subsidiaries,

                                    (A)      Debt under the Loan Documents,

                                    (B)      Debt secured by Liens permitted by
                           Section 5.02(a)(iv) not to exceed in the aggregate $25,000,000 at any time outstanding,

                                    (C)      (1) Capitalized Leases not to
                           exceed in the aggregate $50,000,000 at any time outstanding, and (2) in the case of Capitalized Leases to which any Subsidiary of a Loan Party is a party, Debt of such Loan Party of the type described in clause (i) of the definition of "DEBT" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases,

                                    (D)      the Surviving Debt described on
                           Schedule 4.01(o) hereto and any Refinancing Debt extending, refunding or refinancing such Surviving Debt,

                                    (E)      Debt in respect of Hedge Agreements
                           entered into by the Borrower and designed to hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice with the aggregate Agreement Value thereof not to exceed $25,000,000 at any time outstanding,

                                    (F)      unsecured Debt incurred in the
                           ordinary course of business for borrowed money, maturing within one year from the date created, and aggregating, on a Consolidated basis, not more than $50,000,000 at any one time outstanding, and

                                    (G)      Non-Recourse Debt the incurrence of
                           which would not result in a Default under Section
                           5.04 or any other provision of this Agreement, provided that neither the Borrower nor any of its Subsidiaries is obligated for the payment of such Debt other than to the extent of (i) any security therefor and (ii) customary carve-outs, including, without limitation, fraud, criminal activity, misapplication of funds, ad valorem taxes and environmental matters;

                           (iv) in the case of the Parent Guarantor, Debt under the Loan Documents; and

                           (v) in the case of the TRS Subsidiaries, Contingent Obligations incurred in the ordinary course of business of the TRS Subsidiaries arising under management, leasing and development agreements entered into by the TRS Subsidiaries relating to the provision of administrative and operational, management, leasing and/or development services, so long as the aggregate amount of such Contingent Obligations does not at any time exceed 5% of Total Asset Value at such time.

                  (c) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof; or engage in, or permit any of its Subsidiaries to engage in, any business other than ownership, development and management of commercial real estate properties in the United States consistent in quality with the Real Property, and other business activities incidental thereto.

                  (d) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any of its Subsidiaries to do so; provided, however, that (i) any Subsidiary of a Loan Party may merge or consolidate with or into, or dispose of assets to, any other Subsidiary of such Loan Party (provided that if one or more Subsidiaries is also a Loan Party, any such Loan Party shall be the surviving entity) or any other Loan Party (provided that such Loan Party or, in the case of any Loan Party other than the Borrower, another Loan Party shall be the surviving entity), and (ii) any Loan Party may merge with any other Person so long as such Loan Party or another Loan Party is the surviving entity, provided, in each case, that no Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (e) Sales, Etc. of Real Property. (i) In the case of the Parent Guarantor, sell, lease (other than enter into Tenancy Leases), transfer or otherwise dispose of, or grant any option or other right to purchase, lease (other than any option or other right to enter into Tenancy Leases) or otherwise acquire any assets and (ii) in the case of the Loan Parties (other than the Parent Guarantor), sell, lease (other than enter into Tenancy Leases), transfer or otherwise dispose of, or grant any option or other right to purchase, lease (other than any option or other right to enter into Tenancy Leases) or otherwise acquire, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire (each action described in clauses (i) and (ii) of this subsection (e) being a "TRANSFER"), any Real Property or Real Properties (or any Equity Interests in connection therewith) in any six month period for an amount greater than $50,000,000, unless the Loan Parties are in compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 (A) as though such transaction had occurred at the beginning of the four-quarter period covered thereby and (B) on a pro forma basis (excluding in each instance from such calculation the Real Property or Real Properties that are the subject of the transaction), as evidenced by a certificate of the Chief Financial Officer (or such person performing similar functions) of the Borrower delivered to the Administrative Agent prior to such transaction demonstrating such compliance, provided, that there shall be no Transfer of any Eligible Real Estate Asset without the prior written consent of all of the Lenders.

                  (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person other than:

                           (i) Investments by the Loan Parties and their Subsidiaries in their Subsidiaries outstanding on the date hereof and additional investments in wholly-owned Subsidiaries and, in the case of the Loan Parties (other than the Parent Guarantor) and their respective Subsidiaries, Investments in Real Property (including by asset or Equity Interest acquisitions) of which an amount not to exceed 10% of Total Asset Value at any time shall be invested in Non-Office Real Property, in each case subject, where applicable, to the limitations set forth in Section 5.02(f)(iv);

                           (ii)     Investments in Cash Equivalents;

                           (iii) Investments consisting of intercompany Debt permitted under Section 5.02(b)(i) or (ii);


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

                           (iv) Investments consisting of the following items so long as (y) the aggregate amount outstanding, without duplication, of all Investments described in this subsection does not exceed, at any time, 25% of Total Asset Value at such time, and (z) the aggregate amount of each of the following items of Investments does not exceed the specified percentage of Total Asset Value set forth below:

                                    (A)      Loans, advances and extensions of
                           credit to any Person (other than an officer or director of the Parent Guarantor and its Subsidiaries) so long as the aggregate amount of such Investments does not at any time exceed 10% of Total Asset Value at such time, in each case after giving effect to such Investments,

                                    (B)      unimproved real estate, so long as
                           the aggregate amount of such Investment, calculated on the basis of cost, does not at any time exceed 5.0% of Total Asset Value at such time,

                                    (C)      Development Property that is being
                           constructed or developed as CBD Office Real Property, but is not yet completed (including such assets that such Person has contracted to purchase for development with or without options to terminate the purchase agreement), so long as the aggregate amount of such Investment, calculated on the basis of the greater of actual cost or budgeted cost, does not at any time exceed 15% of Total Asset Value at such time,

                                    (D)      Investments in Subsidiaries that
                           are not wholly-owned Subsidiaries of any Loan Party so long as the aggregate amount of such Investments outstanding does not at any time exceeds 15% of Total Asset Value at such time; and

                           (v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(iii)(E).

                  (g) Restricted Payments. In the case of the Parent Guarantor, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests; provided, however, so long as (i) no Default of the type described in Section
         6.01 (a) or (e) shall have occurred and be continuing and (ii) the Notes and all interest and other amounts payable under Loan Documents shall not have been declared due and payable pursuant to Section 6.01, then the Parent Guarantor may declare and pay dividends (y) to the extent the aggregate amount of such payments over the preceding twelve months is less than 95% of Funds From Operations or (z) as may otherwise be required in order to comply with Section 5.01(p) and to avoid the imposition of income or excise taxes on the Parent Guarantor.

                  (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its limited partnership agreement, certificate of incorporation or bylaws or other constitutive documents.


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

                  (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) Fiscal Year.

                  (j) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

                  (k) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt, and (iii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of the Borrower, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of the Borrower.

                  (l) Amendment, Etc., of Material Contracts. Cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

                  (m) Negative Pledge. Enter into or suffer to exist, or permit any Subsidiary Guarantor to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt and any Refinancing Debt extending, refunding or refinancing such Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(iii)(B) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (D) any Debt outstanding on the date any Subsidiary of the Borrower becomes such a Subsidiary (so long as such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the Borrower).

                  (n) Parent Guarantor as Holding Company. In the case of the Parent Guarantor, not enter into or conduct any business, or engage in any activity (including, without limitation, any action or transaction that is required or restricted with respect to the Borrower and its Subsidiaries under Sections 5.01 and 5.02 without regard to any of the enumerated exceptions to such covenants), other than (i) the holding of the Equity Interests of the Borrower; (ii) the performance of its duties as general partner of the Borrower; (iii) the performance of its Obligations (subject to the limitations set forth in the Loan Documents) under each Loan Document to which it is a party; (iv) the making of equity Investments in the Borrower and its Subsidiaries, provided each such Investment (A) shall be on terms acceptable to the Agent and (B) shall be evidenced by stock certificates, promissory notes or instruments in form and substance satisfactory to the Agent;
         (v) the maintenance of any deposit accounts required in connection with the conduct by the Parent


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

         Guarantor of business or activities otherwise permitted under the Loan Documents; and (vi) activities incidental to each of the foregoing.

                  (o) Excluded Subsidiaries. Enter into or suffer to exist, or permit any Excluded Subsidiary to enter into or suffer to exist, any agreement prohibiting or conditioning (i) the guaranty by such Excluded Subsidiary of the Obligations of the Loan Parties under the Loan Documents or (ii) the creation or assumption of any Lien upon any of such Excluded Subsidiary's property or assets except (x) as would be permitted under Section 5.02(m) hereof or (y) pursuant to an Excluded Subsidiary Agreement in effect on the later of the Effective Date and the date on which such Excluded Subsidiary becomes a Subsidiary of such Loan Party.

                  SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent and the Lender Parties:

                  (a) Default Notice. As soon as possible and in any event within two days after the Borrower has or should have had knowledge of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor setting forth details of such Default or such event, development or occurrence and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

                  (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Parent Guarantor and its Subsidiaries, including therein Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of KPMG LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with
         (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Parent Guarantor and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto.

                  (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the Parent Guarantor and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries


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

         for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the Parent Guarantor and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Parent Guarantor has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Parent Guarantor in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Parent Guarantor shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                  (d) Borrowing Base Certificate. As soon as available and in any event within 10 days after the end of each month, a Borrowing Base Certificate, as at the end of the previous month, certified by the Chief Financial Officer (or person performing similar functions) of the Parent Guarantor.

                  (e) Annual Budgets. As soon as available and in any event no later than 30 days after the end of each Fiscal Year, forecasts prepared by management of the Parent Guarantor, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for the then current Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

                  (f) Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.0l(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

                  (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (h) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(p) and 4.01(q) hereto, including an identification of all owned and leased real property disposed of by any Loan Party or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all Real Property acquired or leased during such Fiscal Year and a description of such other changes in the


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

         information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                  (i) Environmental Conditions. Promptly after the assertion or occurrence of any Environmental Action against any Loan Party or any of its Subsidiaries or of any noncompliance in any material respect by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit, provide the Administrative Agent with notice thereof.

                  (j) Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                  SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent Guarantor will:

                  (a) Parent Guarantor Financial Covenants.

                           (i) Maximum Total Leverage Ratio: Maintain at all times a Leverage Ratio of not more than 60%.

                           (ii) Minimum Tangible Net Worth: Maintain at all times an excess of Consolidated total tangible assets (without giving effect, after the Closing Date, to depreciation, if any, of land and any improvements located thereon) over Consolidated total liabilities, in each case, of the Parent Guarantor and its Subsidiaries of not less than the sum of $250,000,000 plus an amount equal to 75% of the proceeds of all issuances or sales of Equity Interests of the Parent Guarantor or any of its Subsidiaries consummated following the Closing Date.

                           (iii) Minimum Interest Coverage Ratio: Maintain at the end of each fiscal quarter of the Parent Guarantor an Interest Coverage Ratio of not less than 2.0:1.0.

                           (iv) Minimum Fixed Charge Coverage Ratio. Maintain at the end of each fiscal quarter of the Parent Guarantor a Fixed Charge Coverage Ratio of not less than 1.75:1.00.

                  (b) Borrowing Base Financial Covenants.

                           (i) Maximum Facility Exposure to Borrowing Base Asset Value: Not permit at any time the Facility Exposure at such time to exceed the Loan Value at such time.

                           (ii)     Minimum Implied Debt Service Coverage Ratio:
                  Maintain at the end of each fiscal quarter of the Parent Guarantor an Implied Debt Service Coverage Ratio of not less than 1.5:1.0.


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                                   ARTICLE VI
                               EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01 (d), (e), (f),
         (i), (j), (o), (p), (q) or (r), 5.02, 5.03 or 5.04; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

                  (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $10,000,000 either individually or in the aggregate (such Debt, whether the obligation of one or more of the Loan Parties or their respective Subsidiaries, and whether the subject of one or more separate debt instruments or agreements, exclusive of Debt outstanding hereunder is referred to herein as "MATERIAL DEBT") but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Material Debt or otherwise to cause, or to permit the holders thereof to cause, such Material Debt to mature; or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested


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

         by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $10,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either
         (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (j) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

                  (k) a Change of Control shall occur; or

                  (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $10,000,000; or

                  (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $2,000,000 per annum; or

                  (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $2,000,000;


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then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, (A) by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (B) by notice to each party required under the terms of any agreement in support of which a Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable and (C) by notice to each Issuing Bank, direct such Issuing Bank to deliver a Default Termination Notice to the beneficiary of each Letter of Credit issued by it, and each Issuing Bank shall deliver such Default Termination Notices; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under any Bankruptcy Law, (y) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by an Issuing Bank or a Lender pursuant to Section 2.03(c)) and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (z) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section
6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Issuing Bank determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties with respect to the Obligations of the Loan Parties under the Loan Documents, or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the relevant Issuing Bank or Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII
                                    GUARANTY

                  SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of the Borrower and each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay


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any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) Each Guarantor, the Administrative Agent and each other Lender Party and, by its acceptance of the benefits of this Guaranty, each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent, the other Lenders Parties and, by their acceptance of the benefits of this Guaranty, the other Secured Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

                  (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower, any other Loan Party or any of their Subsidiaries or otherwise;


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                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (f) any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Secured Party to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

                  SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

                  (b) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any


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other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

                  (d) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by Sections 580a and 580d of the California Code of Civil Procedure or any statute or law in any other jurisdiction having similar effect. Each Guarantor irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

                  (e) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such other Secured Party.

                  (f) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

                  SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit shall have expired or been terminated, the Administrative Agent and the other Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to


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evidence the transfer by subrogation to such Guarantor of an interest in the
Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

                  SECTION 7.05. Guaranty Supplements. Upon the execution and delivery by any Person of a Guaranty Supplement, (i) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Agreement to a "Guarantor" or a "Loan Party" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "this Agreement", "this Guaranty", "hereunder", "hereof or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the "Loan Agreement", "Guaranty", "thereunder", "thereof or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement.

                  SECTION 7.06. Indemnification by Guarantors. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Secured Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, each Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

                  (b) Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

                  SECTION 7.07. Subordination. (a) Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.

                  (b) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

                  (c) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not


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constituting an allowed claim in such proceeding ("POST PETITION INTEREST"))
before such Guarantor receives payment of any Subordinated Obligations.

                  (d) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

                  (e) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

                  SECTION 7.08. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns.

                                  ARTICLE VIII
                                   THE AGENTS

                  SECTION 8.01. Authorization and Action. Each Lender Party (in its capacities as a Lender and as an Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, documentation agent, senior manager, lead arranger or book running manager, in such Person's capacity as such, shall have any obligations or duties to any Loan Party, the Administrative Agent or any other Secured Party under any of such Loan Documents.


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                  SECTION 8.02. Agents' Reliance, Etc. Neither any Agent nor any
of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) in the case of the Administrative Agent, may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.03. CNAI and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, CNAI shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not the Administrative Agent or the Collateral Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include CNAI in its individual capacity. CNAI and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CNAI were not the Administrative Agent or the Collateral Agent and without any duty to account therefor to the Lender Parties.

                  SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 8.05. Indemnification by Lender Parties, (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall


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be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

                  (b) Each Lender Party severally agrees to indemnify each Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse such Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

                  (c) For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to their respective Revolving Credit Commitments at such time. The failure of any Lender Party to reimburse any Agent or any Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or such Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or such Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 8.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has been replaced as Collateral Agent and released from all obligations in respect thereof. Anything herein to the contrary notwithstanding, the Administrative Agent shall resign if at any time the Administrative Agent is not a Lender having a Revolving Credit Commitment equal to the lesser of $10,000,000 or the Revolving Credit Commitment of the next highest Lender (or such ratably lesser amount if the Revolving Credit Commitments have been reduced in accordance with this Agreement). Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, which appointment shall, provided that no Default has occurred and is continuing, be subject to the consent of the Borrower, such consent not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal


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of the retiring Agent, then the retiring Agent may, on behalf of the Lender
Parties, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000, which appointment shall, provided that no Default has occurred and is continuing, be subject to the consent of the Borrower, such consent not to be unreasonably withheld or delayed. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as an Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                                   ARTICLE IX
                                 MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release the Borrower with respect to the Obligations or reduce or limit the obligations of any Guarantor under Article VII or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Guaranteed Obligations, (iv) release any individual Eligible Real Estate Asset or all or substantially all of the Collateral, in each case in any transaction or series of related transactions, or permit the creation, incurrence, assumption or existence of any Lien on any individual Eligible Real Estate Asset or all or substantially all of the Collateral, in each case in any transaction or series of related transactions, to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, (v) amend this Section 9.01, (vi) increase the Commitments of the Lenders or subject the Lenders to any additional obligations, (vii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (vii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or amend Section 2.06, or (ix) limit the liability of any Loan Party under any of the Loan Documents; provided further that no amendment, waiver or consent shall, unless in writing and signed by each Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Banks, as the case may be, under this Agreement; and provided further that no amendment, waiver or


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consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  SECTION 9.02. Notices, Etc, (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered or (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b), if to the Borrower, at its address at 555 West Fifth Street, Suite 5000, Los Angeles, CA 90013-1010, Attention: Dallas Lucas, Chief Financial Officer; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Initial Issuing Bank, at its address at One Wachovia Center, 6th Floor, 301 South College Street, Charlotte, North Carolina 28288-0737, Attention: Rex Rudy; and if to the Administrative Agent or the Collateral Agent, at its address at Two Perms Way, New Castle, Delaware 19720, Attention: Bank Loan Syndications Department; or, as to the Borrower or any Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof. The Collateral Agent shall notify each of the Ground Lessors (as defined in the Mortgages) of the occurrence of any Event of Default hereunder of which the Collateral Agent has actual knowledge by registered or certified mail to such Ground Lessor's address set forth in the Participation Agreement or Subject Lease to which it is a party; on the Closing Date the addresses of such Ground Lessors are: The Pasadena Community Development Commission, 100 N. Garfield Ave., Rm. 222, Pasadena, California 91109; and The Cerritos Redevelopment Agency, Civic Center, Bloomfield Avenue at 183rd Street, Cerritos, California 90703, Attention: Executive Director. Notwithstanding anything herein to the contrary, the failure of the Collateral Agent to provide such notice to such Ground Lessors shall not impair or otherwise affect any of the rights and remedies of the Secured Parties under the Loan Documents or applicable law.

                  (b) So long as CNAI is the Administrative Agent, materials required to be delivered pursuant to Section 5.03(a), (b), (c) and (f) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lender Parties by e-mail at oploanswebadmin@citigroup.com. The Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to the Borrower, any Loan Party, any of their Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "COMMUNICATIONS") available to the Lender Parties by posting such notices on "e-Disclosure" (the "PLATFORM"), the Administrative Agent's internet delivery system that is part of Fixed Income Direct, Global Fixed Income's primary web portal. Although the primary web portal is secured with a dual firewall and a User ID/Password Authorization System and the Platform is secured through a single user per deal authorization method whereby each user may access the Platform only on a deal-by-deal basis, the Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and


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each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

                  (c) Each Lender Party agrees that notice to it (as provided in the next sentence) (a "NOTICE") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender Party for purposes of this Agreement, provided that, if requested by any Lender Party, the Administrative Agent shall deliver a copy of the Communications to such Lender Party by e-mail or telecopier. Each Lender Party agrees (i) to notify the Administrative Agent in writing of such Lender Party's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender Party becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender Party) and (ii) that any Notice may be sent to such e-mail address.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for such Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable out-of-pocket costs and expenses of each Agent and each Lender Party in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for such Agent and each Lender Party with respect thereto).

                  (b) Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or


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expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated by the Loan Documents.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Lender Party, in its sole discretion.

                  (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the other Loan Parties contained in Sections 2.10 and 2.12, Section 7.06 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the Obligations of the Borrower or such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower or such Loan Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates


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under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Guarantor named on the signature pages hereto and each Agent and the Administrative Agent shall have been notified by each Initial Lender, each Initial Issuing Bank and each Arranger that such Initial Lender, such Initial Issuing Bank or such Arranger, as the case may be, has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Guarantors named on the signature pages hereto and each Agent and each Lender Party and their respective successors and assigns, except that neither the Borrower nor any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 under each Facility or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower), (iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted without the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of $3,500.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12, 7.06, 8.05 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the


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execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes, if any, shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                  (f) Each Issuing Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that
(i) except in the case of an assignment to a Person that immediately prior to such assignment was an Issuing Bank or an assignment of all of an Issuing Bank's rights and obligations under this Agreement, the amount of the Letter of Credit Commitment of the assigning Issuing Bank being


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assigned pursuant to each such assignment (determined as of the date of the
Assignment and Acceptance with respect to such assignment) shall in no event be less than $10,000,000 and shall be in an integral multiple of $1,000,000 in excess thereof, (ii) each such assignment shall be to an Eligible Assignee and
(iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided, that such fee shall not be payable if the assigning Issuing Bank is making such assignment simultaneously with the assignment in its capacity as a Lender of all or a portion of its Revolving Credit Commitment to the same Eligible Assignee.

                  (g) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it);provided, however, that (i) such Lender Parry's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral and (vi) if, at the time of such sale, such Lender Party was entitled to payments under
Section 2.12(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such participant on such date, provided, that such participant complies with the requirements of Section 2.12(e).

                  (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  SECTION 9.09. No Liability of the Issuing Banks. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither any Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, such Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 9.10. Confidentiality. Neither the Administrative Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the Borrower, other than (a) to such Administrative Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (d) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party. Notwithstanding anything herein or in any other written or oral understanding or agreement to which the Loan Parties, the Administrative Agent and the Lender Parties are parties or by which they are bound, the Loan Parties, the Administrative Agent and the Lender Parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied from the commencement of discussions between the parties to the tax treatment and tax structure of the transactions contemplated by this Agreement (and any related transactions or arrangements), and (ii) the Loan Parties, the Administrative Agent and the Lender Parties may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment of and tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Loan Parties, the Administrative Agent or the Lender Parties, as the case may be, relating to such U.S. tax treatment and tax structure, all within the meaning of Treasury regulations Section 1.6011-4; provided, however, that each of the Loan Parties, the Administrative Agent and the Lender Parties recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions contemplated by this Agreement, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

                  SECTION 9.11. Release of Collateral. Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Document in accordance with the terms of the Loan Documents.

                  SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any parry may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.13. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                   [Balance of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                BORROWER:

                                MAGUIRE PROPERTIES, L.P.
                                 By Maguire Properties, Inc., its General
                                  Partner

                                By /s/ Mark T. Lammas
                                   ---------------------------------------------
                                   Name: MARK T. LAMMAS
                                   Title: S.V.P.

                                GUARANTORS:

                                MAGUIRE PROPERTIES, INC.

                                By /s/ Mark T. Lammas
                                   ---------------------------------------------
                                   Name: MARK T. LAMMAS
                                   Title: S.V.P.

                                MAGUIRE PROPERTIES SERVICES, INC.

                                By /s/ Mark T. Lammas
                                   ---------------------------------------------
                                   Name: MARK T. LAMMAS
                                   Title: SECRETARY

                                MAGUIRE PROPERTIES-SOLANA SERVICES, L.P.
                                By MP-Solana Services GP, LLC, its General
                                Partner
                                By Maguire Properties Services, Inc., its Member

                                By /s/ Mark T. Lammas
                                   ---------------------------------------------
                                   Name: MARK T. LAMMAS
                                   Title: SECRETARY

                                MP-SOLANA SERVICES GP, LLC
                                By Maguire Properties Services, Inc., its Member

                                By /s/ Mark T. Lammas
                                   ---------------------------------------------
                                   Name: MARK T. LAMMAS
                                   Title: SECRETARY

                                MP-SOLANA SERVICES LP, LLC
                                By Maguire Properties Services, Inc., its Member

                                By /s/ Mark T. Lammas
                                   ---------------------------------------------
                                   Name: MARK T. LAMMAS
                                   Title: SECRETARY

                                MAGUIRE/CERRITOS I, LLC
                                By Maguire Properties, L.P., its Member
                                By Maguire Properties, Inc., its General Partner

                                By /s/ Mark T. Lammas
                                   ---------------------------------------------
                                   Name: MARK T. LAMMAS
                                   Title: S.V.P.

                                MAGUIRE PARTNERS-GLENDALE II, LLC
                                By Maguire Properties, L.P., its Member
                                By Maguire Properties, Inc., its General Partner

                                By /s/ Mark T. Lammas
                                   ---------------------------------------------
                                   Name: MARK T. LAMMAS
                                   Title: S.V.P.

                                MAGUIRE PARTNERS-PLAZA LAS FUENTES, LLC
                                By Maguire Properties, L.P., its Member
                                By Maguire Properties, Inc., its General Partner

                                By /s/ Mark T. Lammas
                                   ---------------------------------------------
                                   Name: MARK T. LAMMAS
                                   Title: S.V.P.

                                CITICORP NORTH AMERICA, INC., as
                                Administrative Agent, as Collateral Agent and as Initial Lender

                                By /s/ David Bouton
                                   ---------------------------------------------
                                   Name: David Bouton
                                   Title: Vice President

                                WACHOVIA BANK, NA, as Initial Issuing Bank and as Initial Lender

                                By /s/ Rex E. Rudy
                                   ---------------------------------------------
                                   Name: Rex E. Rudy
                                   Title: Director

                                FLEET NATIONAL BANK, as Initial Under

                                By /s/ Bill Lamb
                                   ---------------------------------------------
                                   Name:Bill Lamb
                                   Title: Vice President

                                BANK ONE, NA, as Initial Lender

                                By /s/ [ILLEGIBLE]
                                   ---------------------------------------------
                                   Name: [ILLEGIBLE]
                                   Title: Director, Capital Markets

                                CREDIT SUISSE FIRST BOSTON
                                CAYMAN ISLANDS BRANCH, as Initial Lender

                                By /s/ William O' Daly
                                   ---------------------------------------------
                                   Name:  William O' Daly
                                   Title: Director

                                By /s/ Cassandra Droogan
                                   ---------------------------------------------
                                   Name:  Cassandra Droogan
                                   Title: Associate

                                COMMERZBANK, AG, NEW YORK AND GRAND CAYMAN
                                BRANCHES, as Initial Leader

                                By /s/ R. William Knickerbocker
                                   ---------------------------------------------
                                   Name: R. William Knickerbocker
                                   Title: Vice President

                                By /s/ E. Marcus Perry
                                   ---------------------------------------------
                                   Name: E. Marcus Perry
                                   Title: Assistant Vice President

                                BANK OF AMERICA, N.A., as Initial Lender

                                By /s/ Frank H. Stumpf
                                   ---------------------------------------------
                                   Name: FRANK H. STUMPF
                                   Title: PRINCIPAL

                                UBS AG, CAYMAN ISLANDS BRANCH, as Initial Lender

                                By /s/ Patricia O'Kicki
                                  ----------------------------------------------
                                   Name: Patricia O'Kicki
                                   Title: Director

                                By /s/ Wilfred Saint
                                  ----------------------------------------------
                                   Name: Wilfred Saint
                                   Title: Associate Director

                                BANK OF THE WEST, as Initial Lender

                                By /s/ Lynn Foster
                                   ---------------------------------------------
                                   Name: Lynn Foster
                                   Title: Senior Vice President & Manager

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

------------------------------------------------------------------------------------------------------------------------------------
  NAME OF INITIAL           REVOLVING
      LENDER/                 CREDIT     LETTER OF CREDIT
INITIAL ISSUING BANK       COMMITMENT       COMMITMENT      DOMESTIC LENDING OFFICE                   EURODOLLAR LENDING OFFICE
------------------------------------------------------------------------------------------------------------------------------------
Citicorp North            $  14,500,000                     2 Penns Way, Suite 200                    2 Penns Way, Suite 200
America, Inc.                                               New Castle, DE 19720                      New Castle, DE 19720
                                                            Attn: Hilda Zambeano                      Attn: Hilda Zambeano
                                                            Tel: 302-894-6047                         Tel: 302-894-6047
                                                            Fax: 302-994-0849                         Fax: 302-994-0849
------------------------------------------------------------------------------------------------------------------------------------
Wachovia Bank, NA         $  14,500,000    $  25,000,000    301 S. College Street, 8th Fl.            301 S. College Street, 8th Fl.
                                                            Mailcode NC 5708                          Mailcode NC 5708
                                                            Charlotte, NC 28288                       Charlotte, NC 28288
                                                            Attn: Angela Abessinio                    Attn: Angela Abessinio
                                                            Tel: 704-383-9334                         Tel: 704-383-9334
                                                            Fax: 704-383-7989                         Fax: 704-383-7989
------------------------------------------------------------------------------------------------------------------------------------
Fleet National Bank       $  14,000,000                     Suite 500                                 Suite 500
                                                            115 Perimeter Center Pl.                  115 Perimeter Center Pl.
                                                            Atlanta, GA 30346                         Atlanta, GA 30346
                                                            Attn: Jacquelyn Krieger                   Attn: Jacquelyn Krieger
                                                            Tel: 770-390-6502                         Tel: 770-390-6502
                                                            Fax: 770-390-8434                         Fax: 770-390-8434
------------------------------------------------------------------------------------------------------------------------------------
Bank One, NA              $  14,000,000                     1 Bank One Plaza                          1 Bank One Plaza
                                                            IL1-0318                                  IL1-0318
                                                            Chicago, IL 60670                         Chicago, IL 60670
                                                            Attn: Jose Rodriguez                      Attn: Jose Rodriguez
                                                            Tel: 312-732-5462                         Tel: 312-732-5462
                                                            Fax: 312-732-1582                         Fax:312-732-1582
------------------------------------------------------------------------------------------------------------------------------------
Bank of the West          $  14,000,000                     1450 Treat Blvd.                          1450 Treat Blvd.
                                                            NC-TRE-02-L                               NC-TRE-02-L
                                                            Walnut Creek, CA 94597                    Walnut Creek, CA 94597
                                                            Attn: Lyle Richardson                     Attn: Lyle Richardson
                                                            Tel: 925-942-8306                         Tel: 925-942-8306
                                                            Fax: 925-933-6719                         Fax: 925-933-6719
------------------------------------------------------------------------------------------------------------------------------------
Commerzbank AG, New       $  14,000,000                     2 World Financial Center                  2 World Financial Center
York and Grand                                              New York, NY 10281                        New York, NY 10281
Cayman Branches                                             Attn: Massimo Ippolito                    Attn: Massimo Ippolito
                                                            Tel: 212-266-7707                         Tel: 212-266-7707
                                                            Fax: 212-266-7772                         Fax: 212-266-7772
------------------------------------------------------------------------------------------------------------------------------------
Credit Suisse First       $   5,000,000                     One Madison Avenue                        One Madison Avenue
Boston Cayman Island                                        New York, NY 10010                        New York, NY 10010
Branch                                                      Attn: Ed Markowski                        Attn: Ed Markowski
                                                            Tel: 212-538-3380                         Tel: 212-538-3380
                                                            Fax: 212-538-3477                         Fax: 212-538-3477
------------------------------------------------------------------------------------------------------------------------------------


                                     Sch.I

------------------------------------------------------------------------------------------------------------------------------------
Bank of America, N.A.     $   5,000,000                     901 Main Street, 14th Floor               901 Main Street, 14th Floor
                                                            Dallas, TX 75202                          Dallas, TX 75202
                                                            Attn: Sharon Robinson                     Attn: Sharon Robinson
                                                            Tel: 214-209-0203                         Tel: 214-209-0203
                                                            Fax: 214-290-9645                         Fax: 214-290-9645
------------------------------------------------------------------------------------------------------------------------------------
UBS AG, Cayman            $   5,000,000                     677 Washington Boulevard                  677 Washington Boulevard
Islands Branch                                              Stamford, CT 06901                        Stamford, CT 06901
                                                            Attn: Vladimira Holeckova                 Attn: Vladimira Holeckova
                                                            Tel: 203-719-6403                         Tel: 203-719-6403
                                                            Fax: 203-719-4176                         Fax: 203-719-4176
------------------------------------------------------------------------------------------------------------------------------------
        Total             $ 100,000,000    $  25,000,000
--------------------------------------------------------


                                     Sch.I

                                   SCHEDULE II

                           ELIGIBLE REAL ESTATE ASSETS

         (a) AT&T Wireless Western Regional Headquarters, located at 12900 Park Plaza Drive and 12911 183rd Street, Cerritos, California;

         (b) Plaza Las Fuentes Office located at 99,111,135 and 191 North Los Robles Avenue, Pasadena, California; and

         (c) Plaza Las Fuentes Westin Hotel, located at 99,111,135 and 191 North Los Robles Avenue, Pasadena, California.


                                     Sch.II